Exhibit e-1

Schedule A to the Distribution Agreement

List of Portfolios

(as amended November 29, 2012)

Wasatch Core Growth Fund

Wasatch Emerging India Fund

Wasatch Emerging Markets Select Fund

Wasatch Emerging Markets Small Cap Fund

Wasatch Frontier Emerging Small Countries Fund

Wasatch Global Opportunities Fund

Wasatch Heritage Growth Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch Large Cap Value Fund

Wasatch Long/Short Fund

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Strategic Income Fund

Wasatch Ultra Growth Fund

Wasatch World Innovators Fund

Wasatch-1st Source Income Fund

Amended on January 31, 2011 to reference the name change of the Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund) and Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund); Amended on March 8, 2011 to add the Wasatch Emerging India Fund; Amended on April 1, 2011 to reference the name change of the Wasatch World Innovators Fund (formerly Wasatch Global Science & Technology Fund); Amended January 6, 2012 to add Wasatch Emerging Small Countries Fund; Amended November 29, 2012 to add the Wasatch Emerging Markets Select Fund and to correct the name of the Wasatch Emerging Small Countries Fund to Wasatch Frontier Emerging Small Countries Fund and Wasatch Global Science & Technology Fund to Wasatch World Innovators Fund.

WASATCH FUNDS TRUST

By:	/s/ Russell L. Biles
Name: Russell L. Biles
Title: Vice President

Accepted:

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name: Thomas A. Carter
Title: President